Exhibit 99.1

 Financial Results3Q 2017

 2  Forward-Looking Statements  This presentation may contain “forward-looking statements” concerning the Corporation’s future economic, operational and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the actual pace and magnitude of economic recovery in the regions impacted by the two hurricanes that affected the Corporation’s service areas during the third quarter of 2017 compared to management's current views on the economic recovery; uncertainties about how and when rebuilding will take place in the regions affected by the recent storms, including the rebuilding of the public infrastructure, such as Puerto Rico’s power grid, what level of government, private or philanthropic funds will be invested in the affected communities, how many dislocated individuals will return to their homes in both the short- and long-term, and what other demographic changes will take place; uncertainty as to the ultimate outcomes of actions taken, or those that may have to be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems, including the filing of a form of bankruptcy under Title III of PROMESA that provides a court debt restructuring process similar to U.S. bankruptcy protection; the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including the effect of payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; uncertainty about whether approvals by the New York FED will be provided for future payments of dividends to stockholders or for receiving dividends from FirstBank, or for making payments on trust preferred securities or subordinated debt, incurring, increasing or guaranteeing debt or repurchasing any capital securities, despite the consents that have enabled the Corporation to pay quarterly interest payments on the Corporation’s subordinated debentures associated with its trust preferred securities since the second quarter of 2016, and for future monthly dividends on the non-cumulative perpetual preferred stock, despite the consents that have enabled the Corporation to pay monthly dividends on its non-cumulative perpetual preferred stock since December 2016; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s common stockholders in the future due to the Corporation’s need to receive regulatory approvals to declare or pay any dividends and to take dividends or any other form of payment representing a reduction in capital from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses, and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the Federal Deposit Insurance Corporation (“FDIC”), government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize additional impairments on the Corporation’s financial instruments, goodwill or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s businesses, business practices and results of operations of a potential higher interest rate environment; uncertainty as to whether FirstBank will be able to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations and related requirements; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

 Agenda  Hurricanes Irma & Maria Impact and ResponseThird Quarter 2017 Highlights Aurelio Alemán, President & Chief Executive OfficerThird Quarter 2017 Results of Operations Orlando Berges, Executive Vice President & Chief Financial OfficerQuestions & Answers  3

 Hurricanes Irma and Maria  4  Hurricane Impact & Response

Hurricanes Irma & Maria

- Execution of our contingency preparedness and recovery plans for Hurricanes Irma and Maria demonstrated the operational strength and agility of our Institution.
- Our online technology service platforms for consumers and commercial clients remained operational during and after the storms.
- Management worked around the clock to secure a new supply chain for alternate electricity through diesel generators and reestablish communication channels.
- Social media was the main outlet for updating employees and customers on relief efforts and branch openings.
- We established credit relief programs for commercial and consumer borrowers impacted by the storms.


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- FirstBank established an alliance with large corporations to donate food, water, generators and construction materials, first in the Virgin Islands following the impact of Hurricane Irma. This outreach continued and efforts were multiplied in Puerto Rico following Hurricane Maria.

	Hurricane Irma % of ECR Branches 1 Week After Impact	Hurricane Irma Today	Hurricane Maria % of PR Branches 1 Week After Impact	Hurricane Maria Today
Total Branches Open:	55%	82%	56%	90%
Total Branches on the Electrical Grid:	36%	55%	4%	60%

5

 6  Puerto Rico Update – Impact of Hurricanes Irma & Maria  Source: www.status.pr    As of September 30, 2017    As of November 6, 2017  Recovery of Critical Services  42%  79%  83%  72%  84%  89%  82%

 Key Highlights  7  Third Quarter 2017 Highlights

 Profitability  Net loss of $10.8 million, or $0.05 per diluted share, compared to income $28.0 million in 2Q 2017. Adjusted non-GAAP net income of $27.4 million, excluding nonrecurring items, compared to $27.7 million in 2Q 2017.Adjusted pre-tax, pre-provision income of $53.5 million, compared to $55.0 million for 2Q 2017.   Asset Quality  Total NPAs increased by $65.6 million to $640.7 million, or 5.3% of assets, in 3Q 2017. Interruptions in regular collection efforts caused by the hurricanes impacted NPAs for the quarter.Non-performing loan inflows of $106.0 million compared to $37.7 million in 2Q 2017..Total Puerto Rico government-related exposure reduced by $6.7 million in 3Q 2017.Provision for loan and lease losses of $75.0 million. Provision for loan and lease losses related to the hurricanes of $66.5 million.Net charge-off rate of 0.80% compared to 2.16% for the 2Q 2017.  Core Deposits  Deposits, net of government and brokered, increased by $3.1 million to $6.8 billion reflecting an $16.6 million increase in Puerto Rico and the Virgin Islands offset by an decrease in the Florida region.Brokered certificates of deposit (CDs) increased by $1.4 million in 3Q 2017.Government deposits increased in the quarter by $18.4 million to $667.5 million as of 3Q 2017.  Capital  3Q 2017 capital position: Total Risk Based Capital Ratio of 22.2%;Tier 1 Ratio Risk Based Capital Ratio of 18.6%; andLeverage Ratio of 14.0%.Tangible book value per common share of $8.21 compared to $8.24 in 2Q 2017.  8  Third Quarter 2017 Highlights   Results for the third quarter include charges of $66.5 million to the provision for loan and lease loss

Third Quarter 2017 Highlights: LOAN PORTFOLIO

1 First BanCorp

Loan Portfolio ($ millions) | **Loan Originations* ($ millions)**



$8,920
$8,937
$8,868
$8,899
$8,905
57
50
46
37
28
3,712
3,749
3,704
3,728
3,746
124
125
138
122
129
1,728
1,716
1,707
1,728
1,728
3,300
3,296
3,273
3,283
3,274
3Q 2016
4Q 2016
1Q 2017
2Q 2017
3Q 2017
$898
$852
$945
$992
$666
457
417
525
538
335
9
2
26
9
11
233
240
230
265
208
199
193
164
180
112
3Q 2016
4Q 2016
1Q 2017
2Q 2017
3Q 2017
Residential Mortgage
Consumer & Finance Leases
Construction
Commercial
Loans HFS

Despite a challenging market environment, we continue to achieve results through our regional diversification:

Loan Portfolio:

- The loan portfolio increased $6 million remaining relatively stable in all lending areas.
- Florida and the ECR now represent 25% of the loan portfolio.
- We expect the rebuilding efforts in Puerto Rico will provide opportunities for loan growth in 2018.

Origination Activity:

- Not surprisingly, the hurricane activity in our markets impacted origination activity.
- The Florida region continues to actively support our loan origination activity

** Including refinancing and draws from existing revolving and non-revolving commitments.*

9

10  Total Deposit Composition (%)  Core Deposits* ($ millions)  * Core deposits are total deposits excluding brokered CDs.   Core deposits stable; continue reducing reliance on brokered deposits   Third Quarter 2017 Highlights: Deposit Mix   Retail    Commercial    CDs & IRAs    Public Funds    $7,489  $7,511  $7,422  $7,392  Non-brokered deposits, excluding government deposits, increased $3.1 million in 3Q 2017, reflecting an increase of $16.6 million in the Puerto Rico and Virgin Island regions, partially offset by an decrease of $13.5 million in the Florida region. Government deposits increased in 3Q 2017 by $18.4 million to $667.5 million.Brokered CDs relatively flat compared to 2Q 2017, representing 14% of total deposits.  $7,499

 11  Third Quarter 2017 Highlights: PR Government Exposure      ($ in millions)  As of September 30, 2017, the Corporation had $215 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $222 million as of June 30, 2017. 86% of direct government exposure is to municipalities, which are supported by assigned property tax revenues. As of September 30, 2017, the non-performing loans guaranteed by the TDF are being carried (net of reserves and accumulated charge-offs) at 51% of unpaid principal balance.As of September 30, 2017, the Corporation had $508.2 million of public sector deposits in Puerto Rico, compared to $494.3 million as of June 30, 2017. Approximately 31% is from municipalities and municipal agencies in Puerto Rico and 69% is from public corporations and the central government and agencies in Puerto Rico.

 12  Results of Operations  Third Quarter 2017 Results

 Net Interest Income    Reduction of $0.5 million on mortgage interest for migration to NPAReduction of 5 basis points on net interest margin for additional liquidity.  Provision for Loan and Lease Losses    A $66.5 million additional qualitative reserve was established to cover possible estimated losses from economic and unemployment impact.  Mortgage Banking    Reduction of $1.2 million in mortgage banking revenue from lower loan originations and sales.Reduction of $0.5 million on mortgage servicing rights valuation.  Other Income    Reduction of $0.4 million in fees from ATM and POS transactions.  Operating Expenses    Incurred $1.2 million in hurricane related expenses through September 30, 2017, including $600 thousand in donations and relief efforts.Incurred $1.7 million in salaries and occupancy costs while operations were shut down.Incurred $600 thousand in asset impairments.Recognized a $2.9 million receivable for probable insurance recoveries.  13  Impacts of Hurricanes Irma and Maria

 14  Results of Operations: Third Quarter Financial Highlights  ($ in thousands, except per share data)  Select Financial Information

 15  Results of Operations: Non-GAAP, Adjusted Net Income  Select Financial Information

 16  Key Highlights  Net Interest Income ($ millions)  Net interest income decreased $1.1 million in 3Q 2017. This decrease was mainly due to:A $1.9 million decrease in interest income associated with a lower U.S. agency MBS premium amortization expense and lower average balances. A $1.4 million increase in interest expense primarily associated with the increase in the average cost of funds to 1.19% in 3Q 2017 compared to 1.13% in 2Q 2017.Partially offset by:A $1.5 million increase in interest income associated with the upward repricing of variable rate commercial loans and both growth of the performing commercial and construction loan portfolios, primarily in the Florida region; andA $0.7 million increase in net interest income due to the effect of one additional day in the quarter.GAAP NIM decreased 11 basis points to 4.33%, primarily driven by the aforementioned items.  Results of Operations: Net Interest Income

 17  Results of Operations: Operating Expenses  Non-interest expenses decreased by $3.5 million in 3Q 2017 to $85.6 million. Approximately $1.7 million of this reduction was due to idle time payroll and expected rental cost insurance recoveries, offset by $0.6 million of “Business Promotion tied to relief effort donations and $0.1 million of professional fees related to the secondary offering.Excluding theses items, non-interest expenses declined $2.5 million this quarter due to:A $2.0 million decrease in losses on OREO operations, primarily related to a decrease in write-downs to the value of Puerto Rico commercial OREO properties; andA $0.5 million decrease in the FDIC insurance premium expense that reflects, among other things, the effect of higher liquidity and its related effect in the risk profile of the Bank’s balance sheet as well as the reduced reliance in brokered deposits.

 18  Non-Performing Assets ($ millions)  The increase in NPAs was primarily attributable to the inflow of two large commercial relationships in Puerto Rico totaling $34.2 million, and increases of $23.2 million and $5.4 million in non-performing residential mortgage and consumer loans, respectively, adversely impacted by interruptions in regular collection efforts associated with Hurricanes Irma and Maria. NPL inflows were $103.9 million, an increase of $66.2 million, compared to $37.7 million in 2Q 2017.  NPAs increased by $66 million to $641 million or 5.26% of assets:  Results of Operations: Asset Quality  Q-o-Q Change in NPAs  Migration Trend ($ millions)

 19  Key Highlights  Net Charge-Offs ($ millions)  Net charge-offs for the third quarter of 2017 were $17.6 million, or an annualized 0.80% of average loans, compared to $47.8 million, or an annualized 2.16% of average loans, in the second quarter of 2017. Allowance coverage ratio of 2.60% compared to 1.96% in 2Q 2017. The ratio of the allowance to NPLs held for investment was 48.8% as of September 30, 2017 compared to 42.2% as of June 30, 2017.  Commercial NPLs (Includes HFS)  *Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs.   Results of Operations: Net Charge-offs  $42  $18  $48  $32  $28

 20  Results of Operations: Capital Position  Capital Ratios (%)  Total stockholders’ equity amounted to $1.9 billion as of September 30, 2017, a decrease of $6.2 million from June 30, 2017, mainly driven by the net loss reported for the third quarter, partially offset by an increase in the fair value of available-for-sale investment securities recorded as part of other comprehensive income.  Capital Ratios (%)  Posted DFAST results on October 31, 2017, which show that even under Severely Adverse economic conditions our institution remains significantly above well-capitalized levels.

 21  Third Quarter Results  Q & A

 22  Third Quarter Results  Exhibits

 23  NPLs Held for Investment - Migration  ($ in 000)

 24  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

 25  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.